EXHIBIT 5.1
Perkins Coie LLP
1201 Third Avenue
Suite 4800
Seattle, WA 98101-3099
Phone: 206-359-8000
Fax: 206-359-9000
www.perkinscoie.com
April 10, 2006
Penford Corporation
7094 South Revere Parkway
Centennial, Colorado 80112-3932

Re:	Registration Statement on Form S-8 of Shares of Common Stock, par value $1.00 per share, of Penford Corporation
Ladies and Gentlemen:
We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), which you are filing with the Securities and Exchange Commission with respect to an aggregate of up to nine hundred twenty-two thousand nine hundred seventy-six (922,976) shares of common stock, par value $1.00 per share, of the Company (the “Shares”), which may be issued pursuant to the Penford Corporation 2006 Long-Term Incentive Plan (the “Plan”).
We have examined the Registration Statement and such documents and records of the Penford Corporation as we have deemed necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.
Based upon and subject to the foregoing, we are of the opinion that any Shares that may be issued pursuant to the Plan as original issuance shares have been duly authorized and that, upon the due execution by the Penford Corporation of any certificates representing such Shares, the registration by its registrar of such Shares and the sale thereof, and the receipt of consideration therefor, by the Penford Corporation in accordance with the terms of the Plan, such Shares will be validly issued, fully paid and nonassessable.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.
Very truly yours,
/s/ Perkins Coie LLP